GE TF TRUST

SERIES 201[●]-[●] SUBI SUPPLEMENT TO

TRUST AGREEMENT

between

GE CAPITAL TITLE HOLDING CORP.,

As Settlor and Initial Beneficiary

And

WILMINGTON TRUST COMPANY,

As UTI Trustee, Administrative Trustee and SUBI Trustee

Dated as of [●], 201[●]

- i -

SERIES 201[●]-[●] SUPPLEMENT TO
TRUST AGREEMENT OF GE TF TRUST

THIS SERIES 201[●]-[●] SUPPLEMENT TO TRUST AGREEMENT (as amended, modified or supplemented from time to time, this “Purchased SUBI Supplement”) is dated and effective as of [●] [●], 201[●], between GE CAPITAL TITLE HOLDING CORP., a Delaware corporation (“GE Title”), as Settlor (in such capacity, the “Settlor”) and as Initial Beneficiary (in such capacity, the “Initial Beneficiary”) and Wilmington Trust Company, a Delaware banking corporation, as UTI Trustee (in such capacity, together with any successor or permitted assign, the “UTI Trustee”), as Administrative Trustee (in such capacity, together with any successor or permitted assign, the “Administrative Trustee”) and as SUBI Trustee (in such capacity, together with any successor or permitted assign, the “SUBI Trustee”).

RECITALS

A.           The Settlor, the Initial Beneficiary, the Administrative Trustee, the UTI Trustee and Wilmington Trust Company, as Delaware Trustee are parties to the Trust Agreement, dated as of June 4, 2009 (as amended, modified or supplemented from time to time, the “Trust Agreement”);

B.           The Trust Agreement contemplates that from time to time the UTI Trustee, on behalf of GE TF Trust (the “Trust”) and at the direction of the Initial Beneficiary, shall identify and allocate on the Trust’s books and records certain Trust Assets from the Undivided Trust Interest and create and issue Certificates to the Initial Beneficiary representing separate special units of beneficial interest in the Trust (“SUBIs”), the beneficiary or beneficiaries of which generally will hold undivided beneficial interests in the related SUBI Portfolios, all as set forth in the Trust Agreement.

C.           The parties hereto desire to supplement the terms of the Trust Agreement (i) to cause the UTI Trustee to identify and allocate Trust Assets to a SUBI Portfolio (the “Purchased SUBI Portfolio”), which shall consist of the Purchased SUBI Assets (as defined below), (ii) to create and issue to the Initial Beneficiary a SUBI Certificate (such SUBI Certificate, together with any replacements thereof (the “Purchased SUBI Certificate”), that will evidence the entire and exclusive beneficial interest in the related SUBI (the “Purchased SUBI”) and (iii) to set forth the terms and conditions thereof.

D.           Concurrently herewith, the SUBI Trustee, the Trust and General Electric Capital Corporation, as Servicer, are entering into that certain Series 201[●]-[●] SUBI Servicing Supplement (as amended, modified or supplemented from time to time, the “Purchased SUBI Servicing Supplement”) to the Amended and Restated Servicing Agreement, dated as of April 30, 2012 (the “Titling Trust Servicing Agreement”), between the Trust and General Electric Capital Corporation, as Servicer, pursuant to which, among other things, the terms of the Titling Trust Servicing Agreement will be supplemented insofar as they apply to the Purchased SUBI Portfolio, providing for further specific servicing obligations that will benefit the holder of the Purchased SUBI Certificate.

E.           Also concurrently herewith, pursuant to that certain Receivables Sale Agreement, dated as of even date herewith (the “Sale Agreement”) between GE Title and other parties, each as a Seller, and CEF Equipment Holding, L.L.C., a Delaware limited liability company (the “Purchaser”), GE Title is selling to the Purchaser all of its right, title and interest in and to the Purchased SUBI Certificate, the Purchased SUBI, and the beneficial interest in the Purchased SUBI Assets including, but not limited to, all Collections thereunder after the related Cut-off Date (each as defined in Annex A to the Sale Agreement].

NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Trust Agreement, the parties hereto agree to the following supplemental obligations and provisions with regard to the Purchased SUBI Portfolio:

ARTICLE X
DEFINITIONS; THIRD-PARTY BENEFICIARIES

Section 10.1         Definitions.

For all purposes of this Purchased SUBI Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein which are not defined herein and which are defined in the Sale Agreement shall have the meanings attributed to them by the Sale Agreement, (b) all capitalized terms used herein which are not defined herein or in the Sale Agreement and which are defined in the Trust Agreement shall have the meanings attributed to them by the Trust Agreement, and (c) all references to words such as “herein”, “hereof” and the like shall refer to this Purchased SUBI Supplement as a whole and not to any particular article or section within this Purchased SUBI Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation,” and (e) the term “or” shall include “and/or”.

Section 10.2         Rights in Respect of the Purchased SUBI.

The holder and each pledgee of the Purchased SUBI Certificate and their respective successors and permitted assigns (including the Issuer and the Indenture Trustee) are each a third-party beneficiary of the Trust Agreement (insofar as it applies to the Purchased SUBI and said holder or pledgee) and this Purchased SUBI Supplement.

ARTICLE XI
CREATION OF THE PURCHASED SUBI

Section 11.1        Initial Creation of Purchased SUBI Portfolio and Purchased SUBI.

(a)          Pursuant to Section 4.2(a) of the Trust Agreement, the Initial Beneficiary hereby directs the UTI Trustee to identify and allocate or cause to be identified and allocated on the books and records of the Trust an initial separate portfolio of SUBI Assets consisting of the Leases identified on Annex A hereto (each a “SUBI Lease”), the related Equipment and all other related Trust Assets (collectively, “Purchased SUBI Assets”). Based upon their identification and allocation by the Initial Beneficiary pursuant to Annex A hereto, the UTI Trustee hereby identifies and allocates as Purchased SUBI Assets such portfolio of SUBI Assets, each such SUBI Asset to be identified on the books and accounts of the Trust as belonging exclusively to the Purchased SUBI Portfolio; provided, that any Collections received on or prior to the applicable Cut-off Date for any Lease identified on Annex A shall not belong to the Purchased SUBI Portfolio.

(b)          Also pursuant to Section 4.2(a) of the Trust Agreement, the UTI Trustee hereby creates a SUBI which shall be known as the “201[●]-[●] SUBI” and which shall represent an exclusive and specific beneficial interest solely in the Purchased SUBI Portfolio.

(c)          In accordance with Section 4.2(d) of the Trust Agreement, Wilmington Trust Company agrees to act as SUBI Trustee of the Purchased SUBI for the benefit of the Purchased SUBI holder.

Section 11.2        Removals from the Purchased SUBI Portfolio.

Upon a breach at the time made of any of the representations or warranties made or to be made by GE Title with respect to any SUBI Lease as of its Cut-off Date pursuant to Sections 4.1 and 4.2 of the Sale Agreement with respect to any SUBI Lease and a subsequent repurchase of the beneficial interest in such non-compliant SUBI Lease and the related Purchased SUBI Assets in accordance with the provisions of (and upon compliance with the terms and conditions set forth in) Section 6.2(c) of the Sale Agreement, such SUBI Lease and the related Purchased SUBI Assets shall be identified in the relevant servicer’s certificate and reallocated from the Purchased SUBI to the Undivided Trust Interest on the date that such repurchase is made. With respect to any Purchased SUBI Asset reallocated to the Undivided Trust Interest on any date, any Collection received on or prior to the last day of the Collection Period preceding such date shall not be deemed allocated to the Undivided Trust Interest. Upon the occurrence of any of the foregoing reallocations, the UTI Trustee will make (or cause to be made) a notation in its records reflecting the reallocation of such Trust Assets as of the time thereof.

Section 11.3        Issuance and Form of Purchased SUBI Certificate.

(a)          The Purchased SUBI shall be represented by a Purchased SUBI Certificate which shall represent an exclusive 100% beneficial interest in the Purchased SUBI and the Purchased SUBI Portfolio, as further set forth herein. The Purchased SUBI Certificate shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Purchased SUBI Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Trust Agreement, be directed by the Initial Beneficiary with the consent of the holder and each permissible pledgee of the Purchased SUBI Certificate. Any portion of the Purchased SUBI Certificate may be set forth on the reverse thereof. The Purchased SUBI Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Trust Agreement, be determined by the Initial Beneficiary with the consent of the holder and each permissible pledgee of the Purchased SUBI Certificate.

(b)          The Purchased SUBI Certificate shall contain the language specified in Section 4.2(c) of the Trust Agreement.

Section 11.4        Actions and Filings.

(a)          The Initial Beneficiary and the SUBI Trustee will undertake all other and future actions and activities as may be deemed reasonably necessary by the Servicer to evidence and confirm the foregoing allocations of Trust Assets to and from the Purchased SUBI Portfolio, including executing and delivering related filings, all documents or writings as may be deemed reasonably necessary by the Servicer hereunder or under any other documents; provided, however, that in no event will the Initial Beneficiary, the Servicer or any Trustee be required to take any action to indicate any Person as lienholder or change the Person listed as owner on the Certificate of Title for any Equipment allocated to the Purchased SUBI Portfolio. The Initial Beneficiary hereby irrevocably makes and appoints each of the SUBI Trustee and the Servicer, and any of their respective officers, employees or agents, as the true and lawful attorney-in-fact of the Initial Beneficiary (which appointment is coupled with an interest and is irrevocable) with power to sign on behalf of the Initial Beneficiary any financing statements and continuation statements, if necessary, and any security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section.

(b)          If all of the Purchased Units have been liquidated into cash and all of such cash shall have been distributed in accordance with the Purchased SUBI Servicing Supplement, then, at the direction of the Purchaser, the Purchased SUBI shall be terminated and the Purchased SUBI Certificate shall be returned to the SUBI Trustee and canceled thereby.

Section 11.5        Transferability of SUBI Interests.

Interests in the Purchased SUBI and the Purchased SUBI Certificate shall be freely transferable, subject to the restrictions set forth in Section 4.2(e) of the Trust Agreement, applicable law and any contractual provisions limiting such transferability to which the holder of the Purchased SUBI and Purchased SUBI Certificate shall have otherwise agreed. Notwithstanding the foregoing, no transfer of the Purchased SUBI Certificate or the Purchased SUBI represented thereby shall be effective unless and until the Purchased SUBI Certificate shall be delivered to the Trustee for registration of transfer together with an assignment attached thereto executed by the registered holder thereof.

Section 11.6        Representations and Warranties of the SUBI Trustee.

The SUBI Trustee hereby makes the following representations and warranties on which the Settlor and Initial Beneficiary, each of their permitted assignees and pledgees and each pledgee or holder of the Purchased SUBI Certificate may rely:

(a)          Organization and Good Standing. The SUBI Trustee is a Delaware banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)          Power and Authority. The SUBI Trustee has full power, authority and right to execute, deliver and perform this Purchased SUBI Supplement and to conduct its business as currently conducted and has taken all necessary action to authorize the execution, delivery and performance by it of this Purchased SUBI Supplement;

(c)          Due Execution. This Purchased SUBI Supplement has been duly executed and delivered by the SUBI Trustee, and this Purchased SUBI Supplement and the Trust Agreement are legal, valid and binding instruments enforceable against the SUBI Trustee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws relating to the enforcement of creditors’ rights generally and to general principles of equity;

(d)          No Conflict. Neither the execution and delivery of this Purchased SUBI Supplement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the SUBI Trustee or the charter or bylaws of the SUBI Trustee or any provision of any mortgage, indenture, contract, agreement or other instrument to which the SUBI Trustee is a party or by which it is bound. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice or the taking of any other action with respect to, any federal or state governmental authority is required on the part of the Trustee in connection with the execution, delivery and performance by the SUBI Trustee of the Trust Agreement, the Titling Trust Servicing Agreement and the Purchased SUBI Servicing Supplement; and

(e)          Location of Records. The office where the Trustee keeps its records concerning the transactions contemplated hereby is located at 1100 N. Market St., Wilmington, Delaware 19890.

Section 11.7        Acceptance by SUBI Trustee.

The SUBI Trustee shall have only the rights, powers and duties as set forth herein and in the Trust Agreement with respect to the Purchased SUBI. In accordance with Section 3.1(d) of the Trust Agreement, the SUBI Trustee hereby accepts its appointment as SUBI Trustee with respect to the Purchased SUBI hereunder and agrees to act as a trustee of the Trust for the benefit of the holder or holders of each Purchased SUBI Certificate in accordance with the terms of this Purchased SUBI Supplement and the Trust Agreement. Except to execute and deliver the Transaction Documents to which it is a party and to execute and carry out or cause to be executed and carried out the rights, duties and obligations of the SUBI Trustee hereunder and thereunder and except as otherwise authorized by the holder of the Purchased SUBI Certificate, the SUBI Trustee shall have no power, right, duty or authority to manage, control, possess, sell, lease, dispose of or in any other manner deal in or with the Purchased SUBI Certificate, the Purchased SUBI Portfolio or any Purchased SUBI Asset or any part thereof or interest therein at anytime conveyed to or vested in or registered or otherwise standing in the name of the SUBI Trustee or the Trust. Notwithstanding anything in this Purchased SUBI Supplement to the contrary, the SUBI Trustee shall not be authorized and shall have no power to “vary the investment” of the holder of the Purchased SUBI Certificate within the meaning of Treasury Regulation Section 301.7701-4(c)(i).

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1        Amendment, Etc.

(a)          Notwithstanding Section 9.1 of the Trust Agreement, the Trust Agreement, as supplemented by this Purchased SUBI Supplement, to the extent that it deals solely with the Purchased SUBI and the Purchased SUBI Portfolio, may be amended in accordance with this Section 12.1.

(b)          The Trust Agreement (but not this Purchased SUBI Supplement), may be amended by the parties hereto, without the consent of any other Person, to cure any ambiguity or defect, to correct or supplement any provisions in the Trust Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Trust Agreement or of modifying in any manner the rights of the parties hereto; provided that such action shall not, as evidenced by an opinion of counsel delivered to the holder of the Purchased SUBI Certificate and the Trustees, adversely affect the interests of the holder of the Purchased SUBI Certificate, any of such holder’s pledgees or any of the Trustees.

(c)          The Trust Agreement or this Purchased SUBI Supplement may be amended in any respect from time to time with the consent of each of the holder of the Purchased SUBI Certificate and each of the Trustees (if adversely affected thereby).

(d)          Prior to the execution of any amendment to the Trust Agreement or this Purchased SUBI Supplement, the holder of the Purchased SUBI Certificate and the Trustees shall be entitled to receive and conclusively rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement or this Purchased SUBI Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 12.2        Governing Law.

THIS PURCHASED SUBI SUPPLEMENT IS HEREBY CREATED UNDER, GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 12.3        Notices.

The notice provisions of Section 9.5 of the Trust Agreement shall apply equally to this Purchased SUBI Supplement. All demands, notices and communications under this Purchased SUBI Supplement or the Trust Agreement shall be in writing and shall be delivered or mailed by: registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or telecopier, and;

(i)          if to the SUBI Trustee, addressed to:

Wilmington Trust Company

1100 N. Market St.

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile: (302) 636-4141

or at such other address as shall be designated by such Person to the other parties hereto; and

(ii)          if to the holder of the Purchased SUBI Certificate, addressed to:

The Holder of the Series 201[●]-[●] SUBI Certificate
10 Riverview Drive
Danbury, Connecticut 06870
Attention: Capital Markets Operations
Facsimile: (203) 749-2101

or at such other address as shall be designated by the holder of the Purchased SUBI Certificate to the other parties hereto; and

(iii)        copies of all notices delivered hereunder shall be delivered to:

GE Capital Title Holding Corp.

300 E. John W. Carpenter Freeway, Suite 510

Irving, Texas 75062

Section 12.4        Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Purchased SUBI Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Purchased SUBI Supplement and shall in no way affect the validity or enforceability of the other provisions of this Purchased SUBI Supplement or of the Purchased SUBI Certificate or the rights of the holder or any permissible pledgee thereof. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Purchased SUBI Supplement invalid or unenforceable in any respect.

Section 12.5        Effect of Purchased SUBI Supplement on Trust Agreement.

(a)          Except as otherwise specifically provided herein: (i) the parties hereto shall continue to be bound by all provisions of the Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties hereto under the Trust Agreement, as the context may require. In the event of any conflict between the provisions of this Purchased SUBI Supplement and the Trust Agreement with respect to the Purchased SUBI, the provisions of this Purchased SUBI Supplement shall prevail.

(b)          For purposes of determining the parties’ obligations under this Purchased SUBI Supplement with respect to the Purchased SUBI, general references in the Trust Agreement to: (i) the SUBI Portfolio, shall be deemed to refer more specifically to the Purchased SUBI Portfolio and (ii) the SUBI Supplement, shall be deemed to refer more specifically to this Purchased SUBI Supplement.

Section 12.6       Each SUBI Separate; Assignees of SUBI.

Each party hereto acknowledges and agrees (and each holder or pledgee of the Purchased SUBI Certificate, by virtue of its acceptance of such Purchased SUBI Certificate or pledge thereof acknowledges and agrees) that: (a) the Purchased SUBI is a separate series of the Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b) (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Purchased SUBI and the Purchased SUBI Portfolio shall be enforceable against the Purchased SUBI Portfolio only, and not against any Other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Purchased SUBI Portfolio, (c) except to the extent required by law, neither UTI Assets nor Other SUBI Assets shall be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Purchased SUBI, (d)(i) no creditor or holder of a claim relating to the Purchased SUBI or the Purchased SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI, the UTI Portfolio, any Other SUBI or any Other SUBI Portfolio, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio, any Other SUBI or any Other SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Purchased SUBI, (e) any purchaser, assignee or pledgee of an interest in the Purchased SUBI or the Purchased SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Trust a no-petition covenant substantially similar to that set forth in Section 6.9 of the Trust Agreement, and (ii) in the case of a transfer, assignment, sale or conveyance, provide to each Trustee an opinion of counsel to the effect that such transfer, assignment, sale or conveyance (1) does not and will not require registration of the Purchased SUBI Certificate under applicable United States federal and applicable state securities laws, and (2) will not result in the Trust becoming a publicly traded partnership for purposes of the Code, and (f) any purchaser, assignee or pledgee of an interest in the Purchased SUBI or the Purchased SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

Section 12.7         No Petition; Release of Claims.

With respect to the Trust, each party hereto (and each holder and pledgee of the Purchased SUBI, by virtue of its acceptance of such SUBI or pledge thereof) agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no party hereto shall authorize the Trust to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Trust or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to the Trust or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Trust, or to make a general assignment for the benefit of any party hereto or any other creditor of such the Trust, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against the Trust under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, the Trust an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Purchased SUBI Supplement to be duly executed by their respective officers as of the day and year first above written.

GE CAPITAL TITLE HOLDING CORP.,
as Initial Beneficiary, Settlor and Initial Beneficiary

By:
Name:
Title:

WILMINGTON TRUST COMPANY,
as UTI Trustee, Administrative Trustee and SUBI Trustee

By:
Name:
Title:

S-1	Purchased SUBI Supplement to Trust Agreement

exhibit a

FORM OF PURCHASED SUBI CERTIFICATE

NUMBER R-[●]	100% BENEFICIAL INTEREST

GE TF TRUST

PURCHASED SPECIAL UNIT OF BENEFICIAL INTEREST 201[●]-[●] CERTIFICATE

[●] [●], 201[●]

Evidencing an undivided 100% interest in all Purchased SUBI Assets (as defined below).

(This Certificate does not represent an obligation of, or an interest in, GE Capital Title Holding Corp., CEF Equipment Holding, L.L.C., Wilmington Trust Company or any of their respective affiliates.)

Series 201[●]-[●] SUBI

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR A PLAN’S INVESTMENT IN THE ENTITY.

THIS CERTIFIES THAT CEF Equipment Holding, L.L.C., a Delaware limited liability company, is the registered owner of a nonassessable, fully-paid, undivided beneficial interest in the Purchased SUBI Assets of GE TF Trust, a Delaware statutory trust (the “Trust”) formed by GE Capital Title Holding Corp., a Delaware corporation, as settlor (“GE Title” or, in its capacity as settlor thereunder, and, together with any successor or assign, the “Settlor”), GE Title, as initial beneficiary (together with any successor or assign, the “Initial Beneficiary”) and Wilmington Trust Company, as UTI trustee (in such capacity, together with any successor or permitted assign, the “UTI Trustee”), Delaware trustee (in such capacity, together with any successor or permitted assign the “Delaware Trustee”) and as Administrative Trustee (in such

Exhibit A-1	Purchased SUBI Supplement

capacity, together with any successor or permitted assign, the “Administrative Trustee,” together with the UTI Trustee, the SUBI Trustee (as defined below) and the Delaware Trustee, the “Trustees”).

The Trust was created pursuant to a Trust Agreement dated as of June 4, 2009 (as amended, restated and supplemented from time to time, the “Trust Agreement”), among the Delaware Trustee, the UTI Trustee, the Administrative Trustee and GE Title, as Settlor and Initial Beneficiary, as supplemented for purposes hereof by that certain Series 201[●]-[●] SUBI Supplement to the Trust Agreement (the “Purchased SUBI Supplement”), between the Settlor, the Initial Beneficiary, the UTI Trustee, the Administrative Trustee and Wilmington Trust Company, as SUBI Trustee (in such capacity, the “SUBI Trustee). A summary of certain of the pertinent portions of the Trust Agreement is set forth below. To the extent not otherwise defined herein, capitalized terms used herein have the meanings set forth in the Trust Agreement.

This Certificate is the duly authorized certificate issued under the Trust Agreement and the Purchased SUBI Supplement, and is designated as “GE TF Trust Purchased Special Unit of Beneficial Interest Series 201[●]-[●] Certificate” (the “Purchased SUBI Certificate”). This Certificate is issued under the Trust Agreement and is subject to the terms, provisions and conditions of the Trust Agreement (including the Purchased SUBI Supplement), to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. There has also been issued an Undivided Trust Interest Certificate (the “Undivided Trust Interest Certificate”), and there may also be issued under the Trust Agreement various other series of Certificates representing Special Units of Beneficial Interest (the “SUBI Certificates” and, together with this Certificate and the Undivided Trust Interest Certificate, the “Certificates”). The Undivided Trust Interest Certificate evidences an exclusive, undivided interest in the Trust Assets other than SUBI Assets (each as defined in the Trust Agreement); each other series of SUBI Certificates, taken together, will evidence an exclusive undivided interest in a separate SUBI Portfolio (as defined below) other than the Purchased SUBI Portfolio.

The Trust Agreement provides that, from time to time, certain of the Trust Assets may be identified and allocated on the records of the Trust into one or more separate portfolios of Trust Assets (such assets, “SUBI Assets” and each such portfolio, a “SUBI Portfolio”). The beneficial interest in each such SUBI Portfolio will constitute a separate “special unit of beneficial interest” (“SUBI”) in the Trust. Pursuant to the Purchased SUBI Supplement, various SUBI Assets (the “Purchased SUBI Assets”) were identified and allocated on the records of the Trust into a separate SUBI Portfolio (the “Purchased SUBI Portfolio”), and the beneficial interest in the Purchased SUBI Portfolio was designated as a separate SUBI known as the “Purchased SUBI.” Pursuant to that certain Sale Agreement, dated as of [●] [●], 201[●], among the Initial Beneficiary and other entities party thereto, as sellers and CEF Equipment Holding, L.L.C. as purchaser, the Initial Beneficiary may from time to time and under the terms therein reallocate assets included in the Purchased SUBI Portfolio to the UTI.

Proceeds on assets included in the Purchased SUBI Portfolio will be collected, invested and distributed pursuant to the terms of the Titling Trust Servicing Agreement and the Series 201[●]-[●] Servicing Supplement thereto, dated as of [●] [●], 201[●]. The rights of the holder of this Certificate to the proceeds of the Purchased SUBI Assets are and will be further set forth in the Trust Agreement and the Purchased SUBI Supplement.

Exhibit A-2	Purchased SUBI Supplement

This Certificate does not represent an obligation of, or an interest in, the Settlor, any Trustee, the Initial Beneficiary or any of their respective Affiliates (other than the Trust). This Certificate is limited in right of payment to certain collections and recoveries with respect to the Purchased SUBI Assets allocated to the Purchased SUBI Portfolio, all to the extent and as more specifically set forth in the Trust Agreement. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Administrative Trustee, and at such other places, if any, designated by the Administrative Trustee, by the holder hereof upon request.

By accepting this Certificate, the holder hereof releases (or fully subordinates, but only to the extent such release is not given effect) any claim in respect of this Certificate to any proceeds or assets of the Trust other than those from time to time included within the Purchased SUBI Portfolio as Purchased SUBI Assets and those proceeds or assets derived from or earned by such Purchased SUBI Assets.

The Purchased SUBI Supplement permits, with certain exceptions provided therein, the amendment of the Trust Agreement, and the modification of the rights and obligations of the parties thereto with respect to the Purchased SUBI Assets, the Purchased SUBI Portfolio, the Purchased SUBI and the rights of the holder of this Certificate at any time by the holder of this Certificate and each of the Trustees. If approval of any holder of this Certificate is required, any such consent shall be conclusive and binding on such holder and on all future holders hereof and of any Certificate issued upon the permitted transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

The holder of this Certificate (and each pledgee of this Certificate, by virtue of its acceptance of such pledge) covenants and agrees that, prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Trust, any other Special Purpose Entity, or any general partner of any Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted by the Trust without the unanimous consent of all of the Trustees. The SUBI Trustee shall not so consent unless directed to do so by the holder of this Certificate, and the Delaware Trustee shall not so consent unless directed to do so by all of the Certificateholders.

Prior to due presentation of this Certificate for registration of a permitted transfer, the SUBI Trustee, the certificate registrar and any of their respective agents may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and, except as provided for in the Trust Agreement, neither the Trustees, the certificate registrar nor any such agent shall be affected by any notice to the contrary.

Exhibit A-3	Purchased SUBI Supplement

Unless this Certificate shall have been executed and authenticated by an authorized officer of the Administrative Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

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Exhibit A-4	Purchased SUBI Supplement

IN WITNESS WHEREOF, the Administrative Trustee on behalf of the Trust and not in its individual capacity has caused this Purchased SUBI Certificate to be duly executed and authenticated as of the date first above written.

GE TF TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely as Administrative Trustee

By:
Authorized Officer

Exhibit A-5	Purchased SUBI Supplement

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the SUBI Certificates referred to in the Trust Agreement and in the Purchased SUBI Supplement.

Dated as of ____________________, 201__.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely
as Administrative Trustee

By:
Name:
Title:

Exhibit A-6	Purchased SUBI Supplement

ANNEX A

to

Purchased SUBI Supplement

Description of Purchased SUBI Assets